Exhibit 99.1

  Xicor, Inc. Reports First Quarter 2004 Results; Company Reports Significant
         Analog and Mixed-Signal Sales Growth; Gross Margin Exceeds 57%

     MILPITAS, Calif.--(BUSINESS WIRE)--April 20, 2004--Xicor, Inc. (Nasdaq:XICO) a leading supplier of high performance analog and mixed-signal integrated circuits today announced financial results for the first quarter of fiscal year 2004.
     For the first quarter of fiscal year 2004 total revenue was $12.0 million up 25% over the first quarter of 2003. Analog and mixed-signal revenue was $9.8 million up 41% compared to first quarter of 2003 and up 9% from $9.0 million in the fourth quarter of 2003.
     Gross margin was 57.2% for the quarter compared to 51.1% in the first quarter of 2003. The Company's gross margin was 58.2% in the fourth quarter of 2003. Excluding a benefit of approximately $0.2 million from the sale of previously written-down serial inventory, the fourth quarter gross margin percentage was 56.3%. Research and development expenses were $2.6 million for the quarter compared to $2.7 million in the fourth quarter of 2003 and selling, general and administrative expenses were $2.9 million versus $2.6 million in the prior quarter.
     GAAP net income was $171,000 or $0.01 per diluted share for the first quarter of 2004, while pro forma net income was $1.3 million or $0.04 per diluted share. GAAP net income was $862,000 or $0.03 per diluted share for the fourth quarter of 2003, while pro forma net income was $1.3 million or $0.04 per diluted share.
     Xicor, Inc. President and CEO Lou DiNardo noted, "Our analog and mixed-signal product sales grew 41% versus the same quarter a year ago. This is a reflection of the broad range of customers served by our existing products and the overall improvement in demand by our served markets. As we enter the second quarter and move into the later half of 2004 our new products are expected to add to our growth and profitability. Our gross margin of 57.2% for the first quarter also is a reflection of the strategy we employ in addressing a wide and diverse account base that places value on high performance analog and mixed-signal solutions. Additionally, we continue to aggressively manage our R&D as well as SG&A expenses as demonstrated by the relative consistency in quarter-to-quarter total pro forma operating expenses.
     "Overall, our outlook for fiscal year 2004 remains favorable. We are now marketing five distinct general purpose product lines and two application specific product lines. We expect that growth in strategic product areas such as data conversion, real time clocks, battery management and display products will accelerate throughout the remainder of 2004. Based on our current customer activity, we expect continued revenue growth in the second quarter.
     "We are working diligently to complete the previously announced transaction with Intersil Corporation and are excited about the opportunity to leverage our strengths with the expanded reach and brand that this transaction affords us. The combination of Xicor and Intersil will further solidify Intersil's position as a leading supplier of high performance analog and mixed-signal components."

     Conference Call Details

     A live webcast of the conference call to discuss the first quarter 2004 financial results for Xicor, Inc. will take place on April 20, 2004 at 4:45 p.m. Eastern Time. The webcast will be publicly available at http://www.vcall.com and http://www.xicor.com.
     In addition, a standard telephone instant replay of the conference call is available by dialing (303) 590-3000, followed by the passcode 577108#. The telephone instant replay service is available from April 20, 2004 through April 27, 2004.

     About Xicor

     Xicor designs, develops and markets high performance analog mixed-signal integrated circuits used in communications, computing, networking and industrial applications. Xicor's Mixed-Signal Products include data conversion products, power management integrated circuits, application specific standard products and interface devices. Xicor's programmable analog mixed-signal components regulate, control, convert and manage various voltages and currents through the use of a serial interface and internal EEPROM.
     Xicor product, corporate and financial information is readily available on the World Wide Web at http://www.xicor.com.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

     The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the expectation for our new products to add to our growth and profitability as we enter the second quarter and move into the later half of 2004; our overall outlook for fiscal year 2004 being favorable; the expectation for growth in strategic product areas such as data conversion, real time clocks, battery management and display products to accelerate through the remainder of 2004; our projection that based on our current customer activity for continued revenue growth in the second quarter and our expectation that the combination of Xicor and Intersil will further solidify Intersil's position as a leading supplier of high performance analog and mixed-signal components.
     Factors that could cause actual results to differ materially include the following: general economic conditions and conditions specific to the semiconductor industry; fluctuations in customer demand, including loss of key customers, order cancellations or reduced bookings; product mix; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions (both by Xicor and its competitors); Xicor's ability to have available an appropriate amount of low cost foundry production capacity in a timely manner; our foundry partners' timely ability to successfully manufacture products for Xicor using Xicor's proprietary technology; any disruptions of our foundry relationships; manufacturing efficiencies; the ability to continue effective cost reductions; currency fluctuations; unexpected design and manufacturing difficulties; the timely development and introduction of new products and submicron processes, and the risk factors listed from time to time in Xicor's SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2003. (Management's Discussion and Analysis of Financial Condition and Results of Operations, Factors Affecting Future Results section). Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Xicor undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     Additional Information And Where To Find It

     Intersil Corporation has filed with the Securities and Exchange Commission (the "SEC") a registration statement that includes a proxy statement/prospectus and other relevant documents in connection with the proposed merger of Xicor and Intersil. INVESTORS AND SECURITY HOLDERS OF XICOR, INC. ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT INTERSIL, XICOR AND THE PROPOSED MERGER. In addition to the registration statement filed by Intersil in connection with the proposed merger, and the proxy statement/prospectus to be mailed to the shareholders of Xicor in connection with the proposed merger, each of Intersil and Xicor file annual, quarterly and special reports, proxy statements, and other information with the SEC. The proxy statement/prospectus and other relevant materials, and any other documents filed by Intersil or Xicor with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. A free copy of the proxy statement/prospectus and other relevant materials, and any other documents filed by Intersil or Xicor with the SEC, may also be obtained from Intersil and Xicor. In addition, investors and security holders may access copies of the documents filed with the SEC by Intersil on Intersil's website at www.intersil.com. Investors and security holders may obtain copies of the documents filed with the SEC by Xicor on Xicor's website at www.xicor.com.
     Intersil, Xicor and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Xicor's shareholders with respect to the transactions contemplated by the proposed merger. Such individuals may have interests in the proposed merger, including as a result of holding options or shares of Xicor common stock. Investors and security holders may obtain more detailed information regarding the interests of such potential participants by reading the definitive proxy statement/prospectus and the other relevant documents filed with the SEC.


                              XICOR, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)
               (In thousands, except per share amounts)

                                              Three Months Ended
                                         -----------------------------
                                         March 28, March 30,  Dec 31,
                                            2004      2003      2003
                                         --------- ---------- --------

Net sales                                 $12,011    $ 9,604  $11,317
Cost of sales                               5,142      4,698    4,735
                                         --------- ---------- --------
 Gross profit                               6,869      4,906    6,582
                                         --------- ---------- --------

Operating expenses:
 Research and development                   2,627      2,927    2,683
 Selling, general and administrative        2,910      2,499    2,636
 Amortization of purchased intangible
  assets                                      454        225      460
 Merger - related expenses                    897          -        -
                                         --------- ---------- --------
                                            6,888      5,651    5,779
                                         --------- ---------- --------

Income (loss) from operations                 (19)      (745)     803
Interest expense                              (12)      (806)     (13)
Interest and other income                     258        143       72
                                         --------- ---------- --------

Income (loss) before income taxes             227     (1,408)     862
Provision for income taxes                     56          -        -
                                         --------- ---------- --------
Net income (loss)                         $   171    $(1,408) $   862
                                         ========= ========== ========

Net income (loss) per common share:
 Basic                                    $  0.01    $ (0.06) $  0.03
                                         ========= ========== ========
 Diluted                                  $  0.01    $ (0.06) $  0.03
                                         ========= ========== ========

Shares used in per share calculations:
 Basic                                     29,040     23,791   28,231
                                         ========= ========== ========
 Diluted                                   33,094     23,791   32,041
                                         ========= ========== ========


                              XICOR, INC.
                         PRO FORMA INFORMATION
                              (Unaudited)
               (In thousands, except per share amounts)

Use of Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Xicor uses a pro forma measure of net income, which is adjusted to exclude certain costs, expenses, gains and losses. Our pro forma net income (loss) gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income (loss) is among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with generally accepted accounting principles in the United States. We compute pro forma net income by adjusting GAAP net income with the impact of amortization of acquisition related charges, restructuring charges and other non-recurring charges and gains. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.


                                              Three Months Ended
                                        ------------------------------
                                        March 28, March 30,  Dec. 31,
                                           2004      2003       2003
                                        --------- ---------- ---------

Net sales                                $12,011    $ 9,604   $11,317
Cost of sales                              5,142      4,698     4,735
                                        --------- ---------- ---------
 Gross profit                              6,869      4,906     6,582
                                        --------- ---------- ---------

Operating expenses:
 Research and development                  2,627      2,927     2,683
 Selling, general and administrative       2,910      2,499     2,636
                                        --------- ---------- ---------
                                           5,537      5,426     5,319
                                        --------- ---------- ---------

Income (loss) from operations              1,332       (520)    1,263
Interest expense                             (12)      (806)      (13)
Interest income                               68        143        72
                                        --------- ---------- ---------

Income (loss) before income taxes          1,388     (1,183)    1,322
Provision for income taxes                    69          -         -
                                        --------- ---------- ---------
Net income (loss)                        $ 1,319    $(1,183)  $ 1,322
                                        ========= ========== =========

Net income (loss) per common share:
 Basic                                   $  0.05    $ (0.05)  $  0.05
                                        ========= ========== =========
 Diluted                                 $  0.04    $ (0.05)  $  0.04
                                        ========= ========== =========

Shares used in per share calculations:
 Basic                                    29,040     23,791    28,231
                                        ========= ========== =========
 Diluted                                  33,094     23,791    32,041
                                        ========= ========== =========


 See Reconciliation of Pro forma Net Income to GAAP Net Income below.


                              XICOR, INC.
                RECONCILIATION OF PRO FORMA NET INCOME
                          TO GAAP NET INCOME
                              (Unaudited)


                                              Three Months Ended
                                        ------------------------------
                                        March 28,  March 30,  Dec. 31,
                                           2004       2003      2003
                                        ---------- ---------- --------

Pro forma net income (loss)               $  1,319  $ (1,183) $ 1,322
Items excluded from pro forma:
  Amortization of purchased intangible
   assets (1)                                 (454)     (225)    (460)
  Merger - related expenses (2)               (897)        -        -
  Other income (3)                             190         -        -
  Tax effects on pro forma adjustments          13         -        -
                                        ----------- --------- --------
Net income (loss)                          $   171  $ (1,408) $   862
                                        =========== ========= ========


Notes:

(1) Ongoing amortization of purchased intangible assets related to the acquisitions of Analog Integration Partners (AIP) in April 2002 and Poweready, Inc. in October 2003.

(2) Expenses incurred related to the proposed merger with Intersil
    Corporation.

(3) One-time gain from stock received from the demutualization of a mutual insurance company in which Xicor was a policyholder.


                             XICOR, INC.
                     CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                            (In thousands)

                                               March 28,  December 31,
                                                  2004        2003
                                               ---------- ------------
                                ASSETS
Current assets:
 Cash and cash equivalents                     $   9,253  $     9,213
 Short-term investments                           14,049       13,107
 Accounts receivable                               6,369        5,268
 Inventories                                       3,420        3,123
 Prepaid expenses and other current assets           729          409
                                               ---------- ------------
    Total current assets                          33,820       31,120

Long-term investments                              1,046            -
Property, plant and equipment,
 at cost less accumulated depreciation             2,344        2,603
Goodwill                                          20,278       20,278
Purchased intangible assets, net                   4,033        4,487
Other assets                                         158          172
                                               ---------- ------------
    Total assets                               $  61,679  $    58,660
                                               ========== ============


                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                              $   5,318  $     4,786
 Accrued expenses                                  5,422        5,406
 Deferred income on shipments to distributors      3,501        3,175
 Current portion of long-term obligations            244          246
                                               ---------- ------------
    Total current liabilities                     14,485       13,613

Long-term obligations                                208          274
                                               ---------- ------------
    Total liabilities                             14,693       13,887
                                               ---------- ------------

Shareholders' equity:
 Preferred stock; 5,000 shares authorized              -            -
 Common stock; 200,000 shares authorized;
  29,213 and 28,809 shares outstanding           178,027      175,985
 Accumulated deficit                            (131,041)    (131,212)
                                               ---------- ------------
    Total shareholders' equity                    46,986       44,773
                                               ---------- ------------
    Total liabilities and shareholders' equity $  61,679  $    58,660
                                               ========== ============


    CONTACT: Xicor, Inc.
             Geraldine N. Hench, 408-546-3348 (CFO)
             investors@xicor.com